Exhibit 3.4.35

SHELTERED LIVING INCORPORATED

BYLAWS

ARTICLE 1

OFFICES

1.1 Principal Office of Corporation. The principal office of the Corporation shall be located at 111 Mayfair Ct., The Woodlands, Texas 77381.

1.2 Additional Offices of Corporation. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

SHAREHOLDERS

2.1 Meetings of Shareholders. Meetings of shareholders for any purpose may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings. An annual meeting of shareholders shall be held at such time and place as the Board of Directors shall determine. At each annual meeting, the shareholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting.

2.3 Special meetings. Special meetings of the shareholders for any purpose or purposes may be called (.i) by the President or the Board of Directors or (ii) subject to applicable provisions, if any, of the Articles of Incorporation, by the holders of at least one-tenth (1/10) of all shares entitled to vote at the proposed special meeting. A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of shareholders shall be limited to the purposes described in the notice of the meeting.

2.4 Notice of Meetings. Subject to the provisions of Article 2.25 of the Texas Business Corporation Act, written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) or more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at his address as it appears in the share transfer records of the Corporation, with postage thereon prepaid.

2.5 Quorum of Shareholders. Unless otherwise provided in the Articles of Incorporation in accordance with Article 2.28A of the Texas Business Corporation Act, with respect to any matter a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy. Unless otherwise provided in the Articles of Incorporation, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Articles of Incorporation, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

2.6 Majority Vote of Shareholders. With respect to any matter, or other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the affirmative vote is required by the Texas Business Corporation Act, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Articles of Incorporation in accordance with Article 2.28B of the Texas Business Corporation Act. Unless otherwise provided in the Articles of Incorporation in accordance with Article 2.28C of the Texas Business Corporation Act, directors shall be elected by a plurality of the votes cast by the holders of share entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

2.7 Voting. Each outstanding share having voting power shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. Fractional shares, if any, shall be entitled to a like fraction of a vote. A shareholder may vote either in person or by proxy executed in writing by the shareholder.

2.8 Informal Action Shareholders. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing setting forth the action so taken shall have been signed by (i) the holder or holders of all of the shares entitled to vote with respect to the action that is the subject of the consent, or (ii) if the Articles of Incorporation so provide, by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action. were present and voted. Any such written consent shall be executed, dated, and filed with the Corporation in the manner required by Article 9.10A of the Texas Business Corporation Act.

2.9 Attendance by Telephone. Subject to the provisions of the Texas Business Corporation Act and these Bylaws concerning notice of meetings and unless otherwise restricted by the Articles of Incorporation or these Bylaws, shareholders may participate in and hold’ a meeting of such shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE 3

BOARD OF DIRECTORS

3.1 General Powers. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be done by the shareholders.

3.2 Number and Qualifications. The number of directors which shall constitute the whole Board shall be one (1). Directors need not be residents of the State of Texas or shareholders of the Corporation. The directors shall be elected at the annual meeting of the shareholders, except as provided in Paragraph 3.4, and unless removed in accordance with the provisions of Paragraph 3.5, each director elected shall. hold office for the term for which such director is elected and until such director’s successor shall have been elected and qualified.

3.3 Increase or Decrease in Directors. The number of directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

3.4 Vacancies. Subject to the provisions of Article 2.34 of the Texas Business Corporation Act, any vacancy occurring in the Board of Directors may be filled in accordance with the last sentence of this Paragraph 3.4 or may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled in accordance with the last sentence of this Paragraph 3.4 or may be filled by the Board of Directors for a term of ‘office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election-at an annual or special meeting of shareholders called for that purpose.

3.5 Removal. Subject to the provisions of Article 2.32 of the Texas Business Corporation Act, at any meeting of the shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed either for or without cause.

3.6 Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

3.7 First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that the shareholders fail. to fix the time and place of such first meeting, it shall be held without notice immediately following the annual meeting of shareholders, and at the same place, unless the time or place is changed by the unanimous consent of ‘the directors then elected and serving.

3.8 Regular Meetings. Regular meetings of-the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

3.9 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President and shall be called by the Secretary on the written request of any director. Notice of each special meeting of the Board of Directors shall be given to each director at least two (2) days before the date of the meeting.:

3.10 Attendance as Waiver of Notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to- the transaction of any business on the ground that the meeting is not - lawfully called or convened. Except as may be otherwise provided by law or by the Articles of Incorporation or by these Bylaws,- neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver, of notice of such meeting.

3.11 Quorum of Directors: Majority Vote. A majority of the number of directors fixed by, or in the manner provided in, the Articles of Incorporation or these Bylaws shall constitute a quorum for the transaction of business unless a different number or portion is required by law or the Articles of Incorporation or these Bylaws, provided that in no case may less than one-third of the number of directors so fixed constitute a quorum. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws. If a quorum is, not present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12 Committees. The Board of ‘Directors, by resolution adopted by a majority of the full Board, may from time to time designate from among its members one or more committees, including an Executive Committee, each of which shall be comprised of one or more members, and may designate one or more of its members as alternate members of any committee who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Except as may be provided in the Texas Business Corporation Act or the Articles of Incorporation, any such committee shall have and may exercise such powers as the Board may determine and specify in the respective resolutions designating such committee. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee.

3.13 Informal Action by Directors. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of. Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be.

3.14 Attendance by Telephone. Subject to the provisions of the Texas Business Corporation Act and these Bylaws concerning notice of meetings and unless otherwise restricted by the Articles of incorporation or these Bylaws, members of the Board of Directors, or members of any committee designated by the Board, may participate in and hold a ‘meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such -participation shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.15 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE 4

NOTICES

4.1 Notice to Directors or Shareholders. Any notice to directors or shareholders shall be in writing and shall be either delivered (by personal delivery or by telecopy or overnight delivery service) or mailed to the directors or shareholders at their respective addresses appearing on the share transfer records of the corporation. Notice to such addresses shall be deemed to be given when deposited in the United States mail, postage prepaid, or on the day such notice is actually delivered to such address.

4.2 Waiver o Notice. Whenever any notice is required to be given to a shareholder or director under the provisions of the Texas Business Corporation Act, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 5

OFFICERS

5.1 Officers of the Corporation. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President and a Secretary. The Board of Directors may also elect or appoint a Chairman of the Board, a Treasurer, one or more Vice Chairmen, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents as it shall deem necessary. All officers shall. hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board by resolution or resolutions not inconsistent with these Bylaws. Any two (2) or more offices may be held by the same person.

5.2 Qualifications. No officer need be a member of the Board. The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the Board deems advisable.

5.3 Compensation. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors. Any compensation paid to any officer of the Corporation in the form of salary, commission, bonus or otherwise that is disallowed in whole or in part as a deductible expense by the Internal Revenue Service shall be reimbursed by such officer to the Corporation to the full extent of such disallowance.

5.4 Term of Office and Removal. Unless otherwise specified by the Board of Directors, the term of office for all officers, shall be for one (1) year, commencing with the date of the annual shareholders meeting; provided that the officers of the Corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

5.5 Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written directions given him pursuant to resolutions duly adopted by the Board of Directors.

5.6 President. The President shall be the Chief Executive Officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors.

5.7 Vice President. The Vice Presidents, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

5.8 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and record all of the proceedings of the meetings of the Board of Directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation (if any) and, when authorized by the Board of Directors, shall affix the same (or state that the Corporation has none) to any instrument requiring. it and, when so affixed (or so stated), it shall be attested by the Secretary’s signature or by the signature of an Assistant Secretary or of the Treasurer.

5.9 Assistant Secretaries. The Assistant Secretaries, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

5.10 Treasurer. The Treasurer, if any, shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in the records of the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

5.11 Duties of Treasurer. The Treasurer shall disburse the funds of -the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render the President and the Board of Directors, at its regular meetings, or when the President or Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

5.12 Bond. If required by the Board of Directors, the Treasurer shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

5.13 Assistant Treasurers. The Assistant Treasurers, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers ‘of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the President may from time to time delegate.

ARTICLE 6

CERTIFICATES REPRESENTING SHARES

6.1 Form of Stock Certificates. Subject to the provisions of Article 2.19 of the Texas Business Corporation Act, the shares of the Corporation shall be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and the certificates may be sealed with the seal of the Corporation or a facsimile thereof.

6.2 Execution of Stock Certificates. The signatures of the president or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issue.

6.3 Replacement of Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against- it with respect to any such certificate alleged to have been lost, stolen or destroyed.

6.4 Transfer of Shares. Upon surrender to the Corporation or the transfer agent’ of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the share transfer records of the Corporation.

6.5 Closing of Transfer Books. For the purpose of determining shareholders entitled to receive notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or-a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to receive notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to receive notice of or to vote at a meeting of shareholders, or for the determination of shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Paragraph 6.5, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

6.6 Registered Shareholders. Except as otherwise provided by law, the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights-of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with Article 2.22 or 2.30 of the Texas Business Corporation Act, or giving proxies with respect to those shares.

6.7 List of Shareholders. At least ten (10) days before each meeting of shareholders, the officer or agent having charge of the stock transfer books shall make a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each and the number of shares held by each, and for a period of ten (10) days prior to such meeting this list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence of the identity of the shareholders entitled to examine such list or transfer books or to vote at any meeting of the shareholders.

GENERAL PROVISIONS

7.1 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.2 Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise fixed by resolution of the Board of Directors.

7.3 Seal. The. Board of Directors may provide for a corporate seal in such form as it prescribes. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

7.4 Books and Records. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its Board of Directors and any committees of the Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class or series of shares issued by the Corporation held by each of them.

ARTICLE 8

AMENDMENTS

8.1 Amendment to Bylaws. The Board of Directors may amend or repeal these Bylaws, or adopt new Bylaws, unless the Articles of Incorporation or the Texas Business Corporation Act reserves the power exclusively to the shareholders in whole or in part or the shareholders, in amending, repealing, or adopting a particular Bylaw, expressly provide that the Board of Directors may not amend or repeal that Bylaw. Unless the Articles of Incorporation or a Bylaw adopted by the shareholders provides otherwise as to all or some portion of these Bylaws, the shareholders may amend, repeal, or adopt Bylaws even though Bylaws may also be amended, repealed, or adopted by the Board of Directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or with the Articles of Incorporation.

INDEMNIFICATION

9.1 Power to Indemnify and to Purchase Indemnity Insurance. To the maximum extent permitted by Article 2.02-1 of the Texas Business Corporation Act (without regard, however, to Section Q of such Article), the Corporation shall indemnify any person who is or was a director or officer of the corporation against any and all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by such person in connection with a proceeding (as, defined in Article 2.02-1) because of that person’s service or status as a director or officer. Further, the Corporation shall pay or reimburse reasonable expenses incurred by a director or officer who was, is or is threatened to be made a party in a proceeding, in advance of the final disposition of the proceeding, to the maximum extent permitted by Article 2.02-1; provided, however, that payment or reimbursement of expenses pursuant to the procedures set out in Section K of Article 2.02-1 may be conditioned upon a showing, satisfactory to the Board of Directors in its sole discretion, of the financial ability of the officer or director in question to make the repayment referred to in such Section. Further, the Corporation may indemnify, and may reimburse or advance expenses to or purchase and maintain insurance or any other arrangement on behalf of, any person who is or was. a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, director, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, in connection with any liability asserted against such person because of such service or status, to such further extent, consistent with Article 2.02-1, and other applicable law, as the Board of Directors may from time to time determine. The provisions of this section shall not be deemed exclusive of any other rights to which any such person may be entitled under any bylaw, agreement, insurance policy, or otherwise. No amendment, modification or repeal of this section shall in any manner terminate, reduce or impair the right of any person to be. indemnified by the Corporation in accordance with the provisions of the section as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.